                                                                    EXHIBIT 10.6

                         JACOBS ENGINEERING GROUP INC.

                          1993 EXECUTIVE DEFERRAL PLAN
                                     (EDP)



                           Effective December 1, 1993

                               TABLE OF CONTENTS

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                                                                  ----
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Purpose.........................................................    1

Article 1 - Definitions.........................................    1

Article 2 - Eligibility.........................................    4
    2.1     Eligibility and Participation.......................    4
    2.2     Enrollment Requirements.............................    4

Article 3 - Deferral Commitments................................    4
    3.1     Minimum Deferral....................................    4
    3.2     Maximum Deferral....................................    5
    3.3     Fixed Deferral Amount...............................    5
    3.4     Deferral Commitment Period..........................    5
    3.5     Withholding of Deferral Amounts.....................    5
    3.6     FICA Taxes..........................................    5
    3.7     Interest Crediting Prior to Distribution............    5
    3.8     Hardship............................................    6

Article 4 - Pre-Retirement Distribution.........................    6
    4.1     Eligibility for Pre-Retirement Distribution.........    6
    4.2     Amount of Distribution..............................    6

Article 5 - Retirement Benefit..................................    7
    5.1     Eligibility for Retirement Benefit..................    7
    5.2     Retirement Benefit - Method of Payment..............    7
    5.3     Retirement Benefit - Amount.........................    8
    5.4     Death Prior to Completion of Retirement Benefit.....    8

Article 6 - Survivor Benefit....................................    8
    6.1     Eligibility for Survivor's Benefit..................    8
    6.2     Survivor's Benefit - Method of Payment..............    8
    6.3     Survivor's Benefit - Amount.........................    8
    6.4     Suicide.............................................    9

Article 7 - Termination Benefit.................................    9
    7.1     Eligibility for Termination Benefit.................    9
    7.2     Termination Benefit.................................    9

                                       i
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
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Article 8 -  Disability..........................................    9
    8.1      Eligibility for Disability Waiver...................    9
    8.2      Benefits............................................   10
    8.3      Long-Term Disability - Termination..................   10

Article 9 -  Beneficiary.........................................   10
    9.1      Beneficiary.........................................   10
    9.2      Beneficiary Designation; Change; Spousal Consent....   10
    9.3      Acknowledgment......................................   10
    9.4      No Beneficiary Designation..........................   10
    9.5      Doubt as to Beneficiary.............................   10
    9.6      Discharge of Obligations............................   11

Article 10 - Leave of Absence....................................   11
    10.1     Authorized Leave of Absence.........................   11

Article 11 - Employer/Participant Liability......................   11
    11.1     General Assets......................................   11
    11.2     Employer's Liability................................   11
    11.3     Limitation of Obligation............................   11
    11.4     Participant Cooperation.............................   11
    11.5     Unsecured General Creditor..........................   11

Article 12 - No Guarantee of Employment..........................   12
    12.1     No Guarantee of Employment..........................   12

Article 13 - Termination, Amendment or Modification of the Plan..   12
    13.1     Termination.........................................   12
    13.2     Amendment...........................................   12
    13.3     Termination of Plan Agreement.......................   12
    13.4     Change in Control...................................   12
    13.5     Termination, Modification or Amendment Following
               Change in Control.................................   14
    13.6     Legal Fees To Enforce Rights After Change in
               Control...........................................   14
    13.7     Vesting.............................................   15

Article 14 - Other Benefits and Agreements.......................   15
    14.1     Coordination with Other Benefits....................   15

Article 15 - Restrictions on Alienation of Benefits..............   15
    15.1     Nonassignability....................................   15

                                      ii
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Article 16 - Administration of the Plan..........................   15
    16.1     Committee Administration............................   15
    16.2     Committee Authority.................................   15
    16.3     Committee Indemnity.................................   15
    16.4     Employer's Obligations to the Committee.............   16
    16.5     Committee Discretion in Payment Schedule............   16

Article 17 - Claims Procedures...................................   16
    17.1     Presentation of Claim...............................   16
    17.2     Notification of Decision............................   16
    17.3     Review of a Denied Claim............................   17
    17.4     Decision on Review..................................   17

Article 18 - Trust...............................................   17
    18.1     Establishment of the Trust..........................   17
    18.2     Interrelationship of the Plan and the Trust.........   17

Article 19 - Miscellaneous.......................................   18
    19.1     Notice..............................................   18
    19.2     Successors..........................................   18
    19.3     Spouse's Interest...................................   18
    19.4     Governing Law.......................................   18
    19.5     Pronouns............................................   18
    19.6     Headings............................................   18
    19.7     Validity............................................   18

                         1993 EXECUTIVE DEFERRAL PLAN

                                      OF

                         JACOBS ENGINEERING GROUP INC.


                                    Purpose

The purpose of this plan is to provide specified benefits to a select group of key employees who contribute materially to the continued growth, development and future business success of JACOBS ENGINEERING GROUP INC. and its subsidiaries.

                                   Article 1
                                  Definitions

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean the sum of (i) the Deferral Amount and (ii) interest credited in accordance with all the applicable interest crediting provisions of this Plan, less all distributions made in accordance with the Plan.

1.2 "Annual Bonus" shall mean any compensation paid under the Employer's Incentive Bonus Plan.

1.3 "Base Annual Salary" shall mean the annual compensation that is to be paid to a Participant for each Plan Year, determined as of the first day of that year, excluding bonuses, commissions, overtime and non-monetary awards for employment services to the Employer.

1.4 "Beneficiary" shall mean the person or persons, or the estate of a Participant, designated in accordance with Article 9, who is entitled to receive benefits under this Plan upon the death of a Participant.

1.5 "Beneficiary Designation Form" shall mean the form established from time to time by the Board that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.6  "Board" shall mean the Board of Directors of the Company.

1.7  "Change in Control" shall have the meaning set forth in Section 13.4.

1.8  "Claimant" shall have the meaning set forth in Section 17.1.

1.9 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with the provisions of Article 16.

1.10 "Company" shall mean JACOBS ENGINEERING GROUP INC.

1.11 "Continuing Director" shall mean a director described in Section 13.4(b).

1.12 "Deferral Amount" shall be the sum of all of a Participant's Base Annual Salary deferrals, Annual Bonus deferrals and, if applicable, Directors Fees deferrals.

1.13 "Deferral Commitment Period" shall mean the period described in Section 3.4 of this Plan.

1.14 "Director" shall mean any member of the Board.

1.15 "Directors Fees" shall mean the annual fees paid by the Company, including retainer fees and meetings fees, as compensation for serving on the Board.

1.16 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Company's or any of its subsidiaries' long-term disability program.

1.17 "Election Form" shall mean the form established from time to time by the Board that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.18 "Employee" shall mean any person who is in the regular full-time employment of an Employer as determined by the personnel policies and practices of the Employer.

1.19 "Employer" shall mean the Company and any subsidiaries of the Company that have been selected by the Board to participate in the Plan.

1.20 "Moody's Rate" shall mean the interest rate determined and announced by the Committee at any time before the commencement of each Plan Year. The Moody's Rate for a Plan Year shall be the most current monthly "Seasoned Corporate Bond" rate published by Moody's Investors Service, Inc., or any successor to that service, available prior to the announcement by the Committee. For the first Plan Year, the Moody's Rate shall be 6.98%. The Seasoned Corporate Bond rate is an economic indicator, based on an arithmetic average of the yields of representative bonds, including industrials, public utilities, Aaa, A, and Baa bonds, and is calculated as a monthly average of the composite yield.

1.21 "Participant" shall mean any Employee or Director who (i) is selected to participate in the Plan, (ii) elects to participate in the Plan, (iii) signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) the signed Plan Agreement, Election Form and Beneficiary Designation Form are returned to and accepted by the Committee and (v) neither the Plan nor the Plan Agreement has terminated.

1.22 "Participation Year" shall mean with respect to any Participant, any Plan Year in which a Participant is at any time during such year a Participant. Notwithstanding the previous sentence, "Participation Year" shall not include any years prior to the first Plan Year in which a Participant actually has any amount deferred under this Plan.

1.23 "Plan" shall mean the 1993 Executive Deferral Plan of the Employer which is defined by this instrument and by each Plan Agreement.

1.24 "Plan Agreement" shall mean the form of written agreement which is entered into by and between the Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date shall govern such entitlement.

1.25 The "Plan Year" shall, for the first Plan Year (the 1994 Plan Year), begin on December 1, 1993, and end on December 31, 1994. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31 of the same year.

1.26 "Pre-Retirement Distribution" shall mean the distribution provided for in
     Article 4.

1.27 "Prior EDP" shall mean the 1991 Executive Deferral Plan of the Employer.

1.28 "Retirement Benefit" shall mean the retirement benefit provided for in
     Article 5.

1.29 "Retirement Date" shall be the earlier of the first day of the month in which the Participant (i) attains the age of sixty-five (65), (ii) is sixty
     (60) years of age or older and has completed ten (10) Years of Service, or
     (iii) is terminated as a result of a long-term disability under the Employer's policies and practices.

1.30 "Retirement Distribution Date" shall mean the last day of the month in which a Participant has both (i) reached or passed his or her Retirement Date and (ii) has actually ceased being an Employee or Director other than by death.

1.31 "Survivor's Benefit" shall mean the benefit provided for in Article 6.

1.32 "Termination Benefit" shall mean the termination benefit provided for in
     Section 7.2.

1.33 "Termination of Employment" shall mean with respect to an Employee or Director the cessation of employment or a Director's position, as the case may be, voluntarily or involuntarily, and, except as provided in Article 8 and Article 10, shall exclude cessation as a result of an authorized leave of absence, retirement, Disability or death. If a Participant is both an Employee and a Director, Termination of Employment shall occur only upon the termination of last held position.

1.34 "Trust" shall mean the trust established pursuant to that certain Trust Agreement, dated as of June 1, 1991, between the Company and the Trustee named therein, as amended from time to time.

1.35 "Unforeseeable Financial Emergency" shall have the meaning set forth in
     Section 3.8(b).

1.36 "Years of Service" shall mean the total number of years, that a Participant is an Employee or a Director, including, without limitation, periods of Disability and leaves of absence prior to Termination of Employment, as provided under Article 8 and Article 10.


                                   Article 2
                                  Eligibility

2.1  Eligibility and Participation.  The Committee, in its sole discretion,
     -----------------------------
     shall establish eligibility qualifications for participation in the Plan. Participation shall be limited to a select group of management and highly compensated employees of the Employer.

2.2  Enrollment Requirements.  As a condition of participation, each Participant
     -----------------------
     so selected shall complete, sign and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, and shall comply with all further conditions that may be established by the Committee.


                                   Article 3
                             Deferral Commitments

3.1  Minimum Deferral.  A Participant must defer during each Plan Year of the
     ----------------
     Deferral Commitment Period at least one of the following minimum amounts:

     (a) In the case of an Employee, $2,000 of his or her Base Annual Salary; or

     (b) In the case of a Director who is not an Employee, a percentage that is anticipated to equal $2,000 of his or her Directors Fees.

     A Participant shall not be permitted to defer any portion of his or her Annual Bonus unless he or she meets one of the minimum Deferral requirements set forth in this Section. If a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, at the election of the Employee on the Election Form, the minimum deferral described in (a) shall be an amount equal to $2,000, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2  Maximum Deferral.  For each Plan Year of the Deferral Commitment Period,
     ----------------
     subject to the provisions of Section 3.6, a Participant may defer:

               Deferral of. . .                   Maximum Percentage

         Base Annual Salary                              50%
         Directors Fees                                 100%
         Annual Bonus for Calendar Year 1993            100%
         Annual Bonus for Calendar Years 1994-1997       50%

     If the Participant is a Participant in the Prior EDP, the sum of his or her deferrals under the Prior EDP and under this Plan may not exceed the above maximums.

3.3  Fixed Deferral Amount.  Except as provided in Section 3.6, the annual
     ---------------------
     deferral selected by a Participant shall be the same for each Plan Year of the Deferral Commitment Period. A Base Annual Salary deferral shall be a fixed dollar amount, and an Annual Bonus or Directors Fees deferral shall be a fixed percentage of the applicable annual bonus or fee. In no event shall an annual deferral amount be decreased during the Deferral Commitment Period. An annual deferral amount may only be increased (i) prior to the commencement of the Plan Year to which such annual deferral amount relates and (ii) with the approval of the Committee.

3.4  Deferral Commitment Period.  The "Deferral Commitment Period" for each
     --------------------------
     Participant shall be a fixed period of four (4) consecutive Plan Years commencing with the 1994 Plan Year unless otherwise designated by the Committee.

3.5  Withholding of Deferral Amounts.  The portion of the Base Annual Salary
     -------------------------------
     elected to be deferred annually shall be withheld in equal amounts over the Plan Year. The portion of Annual Bonus and Directors Fees being deferred shall be withheld at the time the Annual Bonus or Directors Fees would otherwise be paid to the Participant.

3.6  FICA Taxes.  For each Plan Year of the Deferral Commitment Period, the
     ----------
     Employer shall ratably withhold from that portion of the Participant's Base Annual Salary and/or Annual Bonus that is not being deferred, the Participant's share of FICA taxes based on an amount equal to the Base Annual Salary and/or Annual Bonus before reduction by the amount deferred. If necessary, the Committee shall reduce the amount deferred in order to comply with this Section 3.6.

3.7  Interest Crediting Prior to Distribution.
     ----------------------------------------

     (a) Except as provided in Section 3.7(b) and Section 3.7(c) below, interest shall be credited annually on a Participant's Account Balance at 125% of the Moody's Rate. For purposes of this crediting, all amounts deferred during a Plan Year shall be treated as having been deferred as of the beginning of the Plan Year, except for the 1994 Plan Year which shall be treated as though all amounts were deferred as of January 1, 1994. Such interest crediting shall be made up to the date of the

         Pre-Retirement Distribution, the Retirement Date, the date of the Participant's death or the date of Termination of Employment, depending on whether the benefit is paid under Article 4, 5, 6 or 7, respectively.

     (b) In the event of a Termination of Employment, interest shall be credited in the manner provided in Section 3.7(a), but at the rate provided for in Section 7.2.

     (c) In the event of a Participant's suicide within twenty-four months of the first deferral of any Deferral Commitment period, interest shall be credited in accordance with Section 6.4. After the first twenty-four months, interest will be credited in accordance with Sections 3.7(a) and 3.7(b) above.

3.8  Hardship.
     --------

     (a) If a Participant experiences an Unforeseeable Financial Emergency as described in Section 3.8(b) below, the Participant may petition the Committee to (i) suspend any deferrals required by the Plan Agreement and/or (ii) receive a distribution from the Plan. Any approval of such a petition shall be made at the sole discretion of the Committee. If the Committee approves a distribution, the distribution shall be made within sixty (60) days of the date of approval. The distribution may not exceed the Participant's Account Balance as of the last day of the month prior to the date of the Committee's approval of the petition, calculated as if such Participant were receiving a Termination Benefit as of such date.

     (b) An "Unforeseeable Financial Emergency" shall mean an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, transfer of place of employment or other such unforeseeable occurrence, all as determined in the sole discretion of the Committee.


                                   Article 4
                          Pre-Retirement Distribution

4.1  Eligibility for Pre-Retirement Distribution. A Participant may elect to
     -------------------------------------------
     receive a Pre-Retirement Distribution from the Plan to be received in or after the eighth Participation Year. This election shall be irrevocable and shall be made on the Election Form, which form is to be delivered to the Committee prior to the commencement of the Deferral Commitment Period.

4.2  Amount of Distribution. The amount of the Pre-Retirement Distribution shall
     ----------------------
     be any amount not to exceed the electing Participant's Account Balance at the end of the Participation Year prior to the Participation Year selected on the Election Form for the distribution. The Pre-Retirement Distribution may not be made prior to the eighth (8th) Participation Year. At the election of the Participant (on the Election Form), this amount shall be distributed or, in the case of installment payments, shall start distribution within ninety (90) days of the January 1st of the Participation Year selected on the Election Form in one of the following manners:

     (a) In a lump sum equal to the Total Account Balance at the end of the Participation Year prior to the Participation Year selected on the Election Form for the distribution; or

     (b) In a lump sum equal to a fixed dollar amount. Such fixed dollar amount shall be chosen by the Participant on the Election Form. Any remaining amounts in the Account Balance, after completion of the Pre-Retirement Distribution, shall remain in the Plan to be paid under the other provisions of the Plan; or

     (c) In four or fewer annual consecutive installments of a fixed dollar amount. Such fixed dollar amount shall be chosen by the Participant on the Election Form. Interest on the unpaid Account Balance shall be credited at 125% of Moody's. Any remaining amounts in the Account Balance, after completion of the Pre-Retirement Distribution, shall remain in the Plan to be paid under the other provisions of the Plan; or

     (d) In four or fewer annual consecutive installments so that the total Account Balance is completely distributed over the elected installment period. Interest on the unpaid Account Balance shall be credited at 125% of Moody's.

     If the amount of Pre-Retirement Distribution elected by the Participant exceeds the total Account Balance at any time during the Pre-Retirement Distribution period, only the amount remaining in the Account Balance shall be distributed to the Participant and the Employer shall have no further liability under the Plan.


                                   Article 5
                              Retirement Benefit

5.1  Eligibility for Retirement Benefit. If the Participant ceases to be an
     ----------------------------------
     Employee or a Director for any reason other than death, including without limitation, retirement or a Termination of Employment after the Retirement Date, the Employer shall pay the Retirement Benefit to the Participant (or his or her Beneficiary) as provided in Section 5.2 and Section 5.3 below.

5.2 Retirement Benefit-Method of Payment. The Retirement Benefit may be paid in a lump sum, or in installments over a period of 60, 120, or 180 months at the sole discretion of the Committee. The lump sum payment shall be made, or installment payments shall commence, within sixty (60) days of the Retirement Distribution Date and in the case of installment payments, shall continue until the Retirement Benefit is paid in full.

5.3  Retirement Benefit-Amount. If the Retirement Benefit is paid in a lump sum,
     -------------------------
     it shall be the retired Participant's Account Balance determined as of the Retirement Distribution Date. If the Retirement Benefit is paid in installments, it shall be a constant monthly payment, determined at the beginning of each Plan Year by monthly amortization of the remaining Account Balance over the remaining payment period. Interest on the unpaid balance will be credited for the remaining periods at 125% of the Moody's Rate established for each of the subsequent Plan Years.

5.4 Death Prior to Completion of Retirement Benefit. If the Participant dies after the Retirement Date and prior to the completion of the Retirement Benefit payments, the retired Participant's designated Beneficiary will receive any unpaid Retirement Benefit payments due the Participant, either at the times they were to be received by the Participant, or in a lump sum, as determined by the Committee in its sole discretion. If this Section 5.4 applies, a designated Beneficiary shall not be entitled to any benefits provided for under Article 6.


                                   Article 6
                               Survivor Benefit

6.1  Eligibility for Survivor's Benefit. If a Participant dies before the
     ----------------------------------
     Retirement Date and before Termination of Employment, the Employer shall pay the Survivor's Benefit to the deceased Participant's Beneficiary, provided that all of the following conditions are met:

     (a) the Participant's death was determined not to be from a bodily or mental cause or causes, the information about which was withheld, knowingly concealed, or falsely provided by the Participant, when requested by the Employer to furnish evidence of good health; and

     (b) proof of the Participant's death is furnished to the Committee in such form as determined acceptable by the Committee.

6.2 Survivor's Benefit-Method of Payment. The Survivor's Benefit may be paid in a lump sum, or in installments over a period of 60, 120, or 180 months at the sole discretion of the Committee. The lump sum payment shall be made, or installment payments shall commence within sixty (60) days of the date the Participant died and in the case of installment payments, shall continue until the Survivor's Benefit is paid in full.

6.3 Survivor's Benefit-Amount. If the Survivor's Benefit is paid in a lump sum, it shall be the retired Participant's Account Balance determined as of the date the Participant died. If the Survivor's Benefit is paid in installments, it shall be a constant monthly payment, determined at the beginning of each Plan Year by monthly amortization of the remaining Account Balance over the remaining payment period. Interest on the unpaid balance will be credited for the remaining periods at 125% of the Moody's Rate established for each of the subsequent Plan Years.

6.4  Suicide. In the event of a Participant's suicide within twenty-four months
     -------
     of the first deferral of any Deferral Commitment Period, the Employer shall be obligated to pay to the Participant's designated Beneficiary the Participant's portion of the Deferral Amount, without interest, and no other Survivor's Benefit shall be payable.


                                   Article 7
                              Termination Benefit

7.1  Eligibility for Termination Benefit. If a Participant experiences a
     -----------------------------------
     Termination of Employment prior to the Retirement Date, the Employer shall pay to the Participant the Termination Benefit.

7.2  Termination Benefit. The Termination Benefit is a sum equal to the
     -------------------
     Participant's Account Balance determined as provided in this Section 7.2, as of the date of Termination of Employment, and shall be paid in a lump sum within ninety (90) days following the Termination of Employment. In determining the Account Balance for purposes of this Article 7 only, interest shall be calculated in the manner provided in Section 3.7(a) above, but using the applicable interest rate set forth in the following schedules:

                      Number of                           Interest
                 Participation Years                   Crediting Rate
                 -------------------                   --------------

For Employees:
- -------------

                  Less than 2 years                           0
              More than 2 but less than 7               Moody's Rate
                      7 or more                     125% of Moody's Rate

For Directors:
- -------------

                      All years                     125% of Moody's Rate

     In the event a Participant is both an Employee and Director, interest shall be credited under the Employee schedule.


                                   Article 8
                                  Disability

8.1  Eligibility for Disability Waiver. If a Participant suffers a Disability
     ---------------------------------
     during any Plan Year during the Deferral Commitment Period, the Participant's annual deferral amount for that Plan Year or any subsequent Plan Year shall, except as provided in this Section 8.1, be as set forth in his or her Election Form for the first six (6) months that a Participant suffers from a Disability and shall be satisfied from supplemental sources of disability income as provided by either the Company or the Participant. If a Participant's Disability exceeds six (6) consecutive months, the Participant shall be excused from making any additional deferrals while he or she is suffering from a Disability.

8.2  Benefits. A Participant suffering a Disability, but not terminated as a
     --------
     result of long-term disability under the Employer's policies and practices, shall continue to be considered a Participant and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles.

8.3  Long-Term Disability-Termination. For a Participant who is terminated as a
     --------------------------------
     result of disability under the Employer's policies and practices, the provisions of Article 5 shall apply for purposes of Account Balance distribution and interest crediting.


                                   Article 9
                                  Beneficiary

9.1  Beneficiary. Each Participant shall have the right, at any time, to
     -----------
     designate any person or persons as his or her Beneficiary or Beneficiaries (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant.

9.2  Beneficiary Designation; Change; Spousal Consent. A Participant shall
     ------------------------------------------------
     designate his or her Beneficiary or Beneficiaries by completing and signing the Beneficiary Designation Form, and returning it to the Committee. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules or procedures, as in effect from time to time. Upon the acceptance of the Committee of a new Beneficiary Designation form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation form filed by the Participant and accepted by the Committee prior to his or her death.

9.3  Acknowledgment. No designation or change in designation of a Beneficiary
     --------------
     shall be effective until received, accepted and acknowledged in writing by the Committee.

9.4  No Beneficiary Designation. If a Participant fails to designate a
     --------------------------
     Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5  Doubt as to Beneficiary.  If the Committee has any doubt as to the proper
     -----------------------
     Beneficiary to receive payments pursuant to this Plan, they shall have the right to withhold such payments until this matter is resolved to their satisfaction.

9.6  Discharge of Obligations. The payment of benefits under the Plan to a
     ------------------------
     Beneficiary shall fully and completely discharge the Employer from all further obligations under this Plan with respect to the deceased Participant and all of his or her Beneficiaries.


                                  Article 10
                               Leave of Absence

10.1 Authorized Leave of Absence. If a Participant is authorized by the Employer
     ---------------------------
     for any reason to take a paid leave of absence from employment, such Participant shall continue to be considered employed as an Employee or Director and shall be required to maintain the level of deferrals set forth in his or her Plan Agreement in order to keep the Plan Agreement in full force and effect. If such leave of absence is unpaid, the Participant shall continue to be considered employed as an Employee or Director and will be excused from making deferrals until the unpaid leave of absence ends; provided, however, that if the unpaid leave of absence continues beyond three consecutive months, the Participant shall be treated as having incurred a Termination of Employment as of the end of such three month period and the Participant shall receive the Termination Benefit in accordance with Article 7. In the case of a conflict between this Article 10 and Article 8, Article 8 shall prevail.


                                  Article 11
                        Employer/Participant Liability

11.1 General Assets.  Amounts payable to a Participant shall be paid from the
     --------------
     general assets of the Employer exclusively.

11.2 Employer's Liability. The Employer's liability for the payment of benefits
     --------------------
     shall be defined only by this Plan, as entered into between the Employer and a Participant.

11.3 Limitation of Obligation.  The Employer shall have no obligation to a
     ------------------------
     Participant under the Plan, except as expressly provided for in the Plan.

11.4 Participant Cooperation. The Participant must cooperate with the Employer
     -----------------------
     and the Committee in furnishing all information requested by the Employer and/or Committee in order to facilitate the payment of benefits, and the administration and operations of this Plan. Such information may include taking a physical examination, or other actions, and such cooperation shall extend beyond the termination of the Plan Agreement and the Employee's Participation in the Plan.

11.5 Unsecured General Creditor. Participants, their Beneficiaries and their
     --------------------------
     permitted heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer. Any and all of the Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. The Employer's obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

                                  Article 12
                          No Guarantee of Employment

12.1 No Guarantee of Employment. Nothing in this Agreement shall be construed as
     --------------------------
     altering in any manner the employment relationship with an Employee or Director, which is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless otherwise expressly provided in a written employment agreement. All terms and conditions of an Employee's or Director's current employment shall remain the same. Nothing in this Plan creates, or is meant to create, any obligation on the part of the Employer to keep an Employee or Director employed by the Employer or not to terminate an Employee or Director at any time and for any reason.


                                  Article 13
              Termination, Amendment or Modification of the Plan

13.1 Termination. The Company reserves the right to terminate the Plan at any
     -----------
     time. Upon termination of the Plan, the Participant's Account Balance shall be paid out in accordance with the benefits that the Participant would receive if there had occurred a Termination of Employment with respect to the Participant on the date of Plan termination or, if such termination occurs after the Retirement Date, the Participant had retired on the date of Plan termination. Notwithstanding the above, the termination of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of termination.

13.2 Amendment. The Company may, at any time, amend or modify the Plan in whole
     ---------
     or in part, provided, however, that no amendment or modification shall be effective to decrease or restrict a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if there had occurred a Termination of Employment with respect to such Participant as of the effective date of the amendment or, if such amendment occurs after the Retirement Date, the Participant had retired as of the effective date of the amendment. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

13.3 Termination of Plan Agreement. Absent the earlier termination, modification
     -----------------------------
     or amendment of the Plan, the Plan Agreement of any Participant shall terminate upon the full payment of the applicable benefit provided under Articles 4, 5, 6, or 7, as the case may be.

13.4 Change in Control.
     -----------------

     (a) All benefits accrued under the Plan as of the date of a Change of Control shall thereafter be paid in accordance with the terms and conditions of this Plan. However, if at any time during a period of three years following a Change of Control of the Company, the employment of a participant by the Employer is terminated (i) by the Employer for any reason other than for Cause, or
         (ii) by the Participant for just reason, then all benefits, including all interest at the full 125% of Moody's rate shall apply and not at the rates applicable in Section 7.2. Such amounts will thereupon be immediately due and payable in full, less any withholdings required by law, to such Participant, and within ten business days thereafter the Employer, or any successor corporation of the Employer shall deliver payment of such Account Balance to such Participant.

         A Participant shall be deemed to have terminated his or her employment for just reason if he or she resigns voluntarily after a demotion, a material reduction in his or her authority or responsibility or any reduction in his or her compensation or after being notified of a relocation of his or her work place that would materially increase the commuting distance from his or her then current principal residence.

         A Participant shall be deemed to have been terminated by the Employer for cause only if such participant has been terminated by reason of (i) a willful failure by such Participant to substantially perform his or her duties other than a failure resulting from the Participant's incapacity due to physical or mental illness, or (ii) a willful act by the Participant that constitutes gross misconduct and is materially injurious to the Employer. No act or failure to act by a Participant shall be considered "willful" unless committed without good faith and without a reasonable belief that the act of omission was in the best interests of the Employer.

     (b) As used in this Plan, "Change of Control" means the occurrence of any of the following events:

         (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, hereinafter "Person") becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors;

         (ii) A change in the composition of the Board as a result of which fewer than two-thirds (2/3rds) of the incumbent directors are Continuing Directors; or

         (iii) A change of control that would be required to be reported in a proxy statement pursuant to Item 5(f) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934.

         An individual shall be considered a "Continuing Director" on a particular date if he or she either (i) had been a member of the Board twenty-four (24) months prior to such date or (ii) was elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the members of the Board twenty-four (24) months prior to such date and who were still in office at the time of the election or nomination.

13.5 Termination, Modification or Amendment Following Change in Control.
     ------------------------------------------------------------------
     Following a Change in Control, neither the Company, any subsidiary of the Company nor any corporation, trust or other Person that succeeds to all or any substantial portion of the assets of the Company shall have the right to terminate, modify, or amend a Plan Agreement in effect prior to such Change in Control, and all benefits under such Plan Agreement shall thereafter be paid in accordance with the terms of such Plan Agreement as in effect immediately prior to such Change in Control. Any provision of this Plan to the contrary shall be construed in accordance with this
     Section 13.5.

13.6 Legal Fees To Enforce Rights After Change in Control. The Company is aware
     ----------------------------------------------------
     that upon the occurrence of a Change in Control, the Board (which might then be composed of new members) or a shareholder of the Company or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. It is the intent of the Company that Participants not be required to incur the expenses associated with the enforcement of their rights under the Plan by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be extended to Participants hereunder, and that Participants not be bound to negotiate any settlement of their rights under the Plan under threat of incurring such expenses. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other Person takes any action to declare the Plan or any agreement hereunder void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided to each Participant under the Plan, and such Participant has substantially complied with all of his or her obligations under the Plan and any such agreement, then the Company irrevocably authorizes such Participant from time to time to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to each Participant's entering into an attorney-client relationship with such counsel, and in that connection the Company and each Participant agree that a confidential relationship shall exist between each such Participant and his counsel. The Company shall pay or reimburse each Participant for all reasonable fees and expenses of counsel selected by such Participant from time to time on a regular, periodic basis from presentation of a statement or statements prepared by such counsel in accordance with its customary practices up to a maximum aggregate amount of $500,000.

13.7 Vesting.  Notwithstanding anything that may be construed to the contrary in
     -------
     this Plan, a Participant shall at all times be 100% vested in his or her Deferral Amount.

                                  Article 14
                         Other Benefits and Agreements

14.1 Coordination with Other Benefits. The benefits provided for a Participant
     --------------------------------
     and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.


                                  Article 15
                    Restrictions on Alienation of Benefits

15.1 Nonassignability.  Neither a Participant nor any other person shall have
     ----------------
     any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts if any, payable hereunder, or any part thereof. No part of the amounts payable shall, prior to actual payment, be subject to any claims of creditors and, in particular, they shall not be subject to attachment, garnishment, seizure or sequestration by any creditor for the payment of any debts, judgments, obligations, alimony or separate maintenance owed by a Participant.


                                  Article 16
                          Administration of the Plan

16.1 Committee Administration. The general administration of this Plan, as well
     ------------------------
     as construction and interpretation thereof, shall be the responsibility of the Committee, the number of members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of the Board.

16.2 Committee Authority. Subject to the Plan, the Committee shall from time to
     -------------------
     time establish rules, forms and procedures for the administration of the Plan. Except as otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder. The Committee's decisions shall be conclusive and binding upon all persons having or claiming to have any right or interest under the Plan.

16.3 Committee Indemnity. No member of the Committee shall be liable for any act
     -------------------
     or omission of any other member of the Committee, nor for any act or omission on his own part, excepting his or her own willful misconduct. The Employer shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, with the exception of expenses and liabilities arising out of his or her own willful misconduct.

16.4 Employer's Obligations to the Committee. To enable the Committee to perform
     ---------------------------------------
     its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death, Disability or Termination of Employment, and such other pertinent facts as the Committee may require.

16.5 Committee Discretion in Payment Schedule. The Committee shall also have the
     ----------------------------------------
     power, at its sole discretion, to change the manner and timing of payments to be made to a Participant or Participant's Beneficiary from that set forth in the Participant's Plan Agreement, if requested to do so by such Participant or Beneficiary.


                                  Article 17
                               Claims Procedures

17.1 Presentation of Claim. Any Participant or Beneficiary of a deceased
     ---------------------
     Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant's Participant's Account Balance, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant.

17.2 Notification of Decision.  The Committee shall consider a Claimant's claim
     ------------------------
     within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

         (i) the specific reason(s) for the denial of the claim, or any part of it;

         (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

         (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

         (iv) an explanation of the claim review procedure set forth in Section 17.3.

17.3 Review of a Denied Claim. Within sixty (60) days after receiving a notice
     ------------------------
     from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a) may review pertinent documents;

     (b) may submit written comments or other documents; and/or

     (c) may request a hearing, which the Committee, in its sole discretion, may grant.

17.4 Decision on Review. The Committee shall render its decision on review
     ------------------
     promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a) specific reasons for the decision;

     (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

     (c) such other matters as the Committee deems relevant.


                                  Article 18
                                     Trust

18.1 Establishment of the Trust. The Company shall establish the Trust. The
     --------------------------
     Employer shall at least annually transfer over to the Trust such assets as the Committee determines, in its sole discretion, are necessary to provide for the Employer's future liabilities created with respect to the Deferral Amounts and interest credits for that year.

18.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and
     -------------------------------------------
     the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer, Participant and the creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan. The Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.

                                  Article 19
                                 Miscellaneous

19.1 Notice.  Any notice given under the Plan shall be in writing and shall be
     ------
     mailed to:

                         JACOBS ENGINEERING GROUP INC.
                         Employee Benefits
                         251 South Lake Avenue
                         Pasadena, California  91101

19.2 Successors. The Plan shall be binding upon the Employer and its respective
     ----------
     successors or assigns, and upon a Participant, the Participant's Beneficiaries and the Participant's permitted assigns, heirs, executors and administrators.

19.3 Spouse's Interest. The interest in the benefits hereunder of a spouse of a
     -----------------
     Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

19.4 Governing Law. The Plan and Plan Agreement shall be governed by and
     -------------
     construed under the laws of the State of California, as in effect at the time of their adoptions and executions, respectively.

19.5 Pronouns.  Masculine pronouns wherever used shall include feminine pronouns
     --------
     and the singular shall include the plural.

19.6 Headings. The headings of the articles, sections and paragraphs of this
     --------
     Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

19.7 Validity. In the event any provision of this Plan shall be illegal or
     --------
     invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

IN WITNESS WHEREOF JACOBS ENGINEERING GROUP INC. has signed this Plan document this 1st day of December, 1993.

                          "Company"
                          JACOBS ENGINEERING GROUP INC.

                          By:  /s/ John W.Prosser, Jr.
                             --------------------------------------
                                   John W. Prosser, Jr.

                          Title: Senior Vice President, Finance
                                   and Admin. and Treasurer
                                 ----------------------------------
                                    (Officer of the Company)